Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-44012, 33-44599, 33-64032, 333-2676, 333-70057 and 333-57130) pertaining to the Stock Option Plan and Non-employee Director Stock Option Plan of our report dated March 8, 2006, with respect to the consolidated financial statements and schedules of Fischer Imaging Corporation included in this Annual Report on Form 10-K as of and for the years ended December 31, 2005 and 2004.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
March 31, 2006